UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 25, 2004


                          Millenium Holding Group, Inc.
             (Exact name of registrant as specified in its chapter)


          Nevada                       000-28431                 88-0109108
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation                File Number)           Identification No.)


12 Winding Road, Henderson Nevada 89052                            89052
(Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code 702- 492-7721


                                       N/A
          (Former name or former address, if changed since last report)

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

     On July 12, 2004 the Registrant reported it had entered into an Agreement and Plan of Merger with Sutura, Inc., a private Delaware corporation with its principal place of business located in Fountain Valley, CA.

     On July 21, 2004 the Registrant reported it had entered into a Common Stock Purchase Agreement and Registration Rights Agreement with Fusion Capital Fund located in Chicago, Illinois, in connection with the Proposed Sutura Merger for financing that will total up to $15 Million.

     Both Fusion and Sutura have expressed their intention not to proceed with the above referenced contractual undertakings and are pursuing an alternate arrangement, provided by Fusion, with another company in which Fusion has a substantial economic interest.

     The Registrant is ready to honor and implement the terms of the agreements with Fusion Capital Fund and Sutura, Inc.

     The Registrant has retained counsel to investigate what are perceived to be breaches of contractual undertakings and agreements by both Fusion and Sutura and to institute an action for damages against both Fusion and Sutura if warranted by that investigation.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                      Millenium Holding Group, Inc.


October 25, 2004                      By: /s/ Richard L. Ham
                                          --------------------------------------
                                          Richard L. Ham, Director and President